                                                                     EXHIBIT 4.1

================================================================================


                              OSCAR I CORPORATION

                                    Company


                                      and


                                  STATE STREET
                             BANK AND TRUST COMPANY
                               OF MISSOURI, N.A.

                                    Trustee



                                 ---------------

                                   INDENTURE

                           Dated as of April 21, 1998

                                 ---------------

                                  $225,000,000

                   9 3/4% Senior Subordinated Notes due 2008
               9 3/4% Series B Senior Subordinated Notes due 2008


================================================================================

                              OSCAR I CORPORATION

               Reconciliation and tie between Trust Indenture Act
               of 1939 and Indenture, dated as of April 21, 1998
               -------------------------------------------------

  Trust Indenture                                    Indenture
    Act Section                                       Section
  ---------------                                    ---------
   (S) 310(a)(1)....................................    607
          (a)(2)....................................    607
          (b).......................................    608
   (S) 312(c).......................................    701
   (S) 314(a).......................................    703
          (a)(4)....................................    1004
          (c)(1)....................................    102
          (c)(2)....................................    102
          (e).......................................    102
   (S) 315(b).......................................    601
   (S) 316(a)(last sentence)........................    101 ("Outstanding")
          (a)(1)(A).................................    502, 512
          (a)(1)(B).................................    513
          (b).......................................    508
          (c).......................................    104(d)
   (S) 317(a)(1)....................................    503
          (a)(2)....................................    504
          (b).......................................    1003
   (S) 318(a).......................................    111




-------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
PARTIES..................................................................... 1
RECITALS OF THE COMPANY..................................................... 1

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

SECTION 101.  Definitions................................................... 1
              -----------
         Acquired Indebtedness.............................................. 2
         Act................................................................ 2
         Affiliate.......................................................... 2
         Agent Bank......................................................... 2
         Agent Members...................................................... 2
         Asset Acquisition.................................................. 2
         Asset Disposition.................................................. 3
         Asset Sale......................................................... 3
         Authenticating Agent............................................... 3
         Average Life....................................................... 4
         Bankruptcy Law..................................................... 4
         Board of Directors................................................. 4
         Board Resolution................................................... 4
         Business Day....................................................... 4
         Capital Stock...................................................... 4
         Capitalized Lease.................................................. 4
         Capitalized Lease Obligations...................................... 4
         cash equivalents................................................... 4
         Change of Control.................................................. 5
         Commission......................................................... 6
         Common Stock....................................................... 6
         Company............................................................ 6
         Company's Preferred Stock.......................................... 6
         Company Request or Company Order................................... 6
         Consolidated EBITDA................................................ 6
         Consolidated Fixed Charge Coverage Ratio........................... 7
         Consolidated Interest Expense...................................... 7
         Consolidated Leverage Ratio........................................ 8
         Corporate Trust Office............................................. 8

                                      ii

         corporation.......................................................  8
         Credit Agreement..................................................  8
         Currency Agreement................................................  9
         Custodian.........................................................  9
         Default...........................................................  9
         Defaulted Interest................................................  9
         Depositary........................................................  9
         Designated Senior Indebtedness....................................  9
         Determination Date................................................  9
         Disinterested Director............................................  9
         Disqualified Stock................................................  9
         Dollar or $....................................................... 10
         Event of Default.................................................. 10
         Exchange Act...................................................... 10
         Exchange Notes.................................................... 10
         Exchange Offer.................................................... 10
         Exchange Offer Registration Statement............................. 10
         fair market value................................................. 10
         Floating Rate Notes............................................... 10
         GAAP.............................................................. 10
         Global Notes...................................................... 11
         Guarantee......................................................... 11
         Holder............................................................ 11
         Incur............................................................. 11
         Indebtedness...................................................... 11
         Indenture......................................................... 12
         Initial Notes..................................................... 12
         Institutional Accredited Investor................................. 12
         Interest Payment Date............................................. 12
         Interest Rate Agreement........................................... 12
         Investment........................................................ 12
         Issuance Date or Closing Date..................................... 13
         Junior Securities................................................. 13
         Lien.............................................................. 13
         Majority Owned Subsidiary......................................... 14
         Maturity.......................................................... 14
         ML Funds.......................................................... 14
         Moody's........................................................... 14
         Net Cash Proceeds................................................. 14
         Non-U.S. Person................................................... 15
         Note Register and Note Registrar.................................. 15

                                      iii

         Notes............................................................. 15
         Offer to Purchase................................................. 15
         Officers' Certificate............................................. 16
         Offshore Global Note.............................................. 16
         Offshore Note Exchange Date....................................... 16
         Offshore Physical Note............................................ 16
         Opinion of Counsel................................................ 16
         Outstanding....................................................... 16
         Pari Passu Indebtedness........................................... 17
         Paying Agent...................................................... 17
         Payment Blockage Period........................................... 17
         Payment Default................................................... 17
         Permitted Holders................................................. 17
         Permitted Investment.............................................. 17
         Person............................................................ 18
         Place of Payment.................................................. 18
         Predecessor Note.................................................. 18
         Preferred Stock................................................... 18
         Private Placement Legend.......................................... 18
         Public Equity Offering............................................ 18
         purchase money obligations........................................ 18
         QIB............................................................... 19
         Redemption Date................................................... 19
         Redemption Price.................................................. 19
         Registration Rights Agreement..................................... 19
         Registration Statement............................................ 19
         Regular Record Date............................................... 19
         Regulation S...................................................... 19
         Representative.................................................... 19
         Responsible Officer............................................... 19
         Restricted Subsidiary............................................. 19
         Rule 144A......................................................... 19
         S&P............................................................... 19
         Securities Act.................................................... 20
         Senior Indebtedness............................................... 20
         Senior Subordinated Obligations................................... 20
         Shelf Registration Statement...................................... 20
         Significant Subsidiary............................................ 20
         Special Record Date............................................... 21
         Stated Maturity................................................... 21
         Subordinated Indebtedness......................................... 21

                                      iv

         Subsidiary........................................................ 21
         Temporary Cash Investment......................................... 21
         Trade Payables.................................................... 21
         Trust Indenture Act or TIA........................................ 22
         Trustee........................................................... 22
         UATC.............................................................. 22
         United States..................................................... 22
         Unrestricted Subsidiary........................................... 22
         U.S. Global Note.................................................. 22
         U.S. Government Obligations....................................... 23
         U.S. Physical Note................................................ 23
         Vice President.................................................... 23
         Voting Stock...................................................... 23
         Wholly Owned...................................................... 23

SECTION 102.  Compliance Certificates and Opinions......................... 23
SECTION 103.  Form of Documents Delivered to Trustee....................... 24
SECTION 104.  Acts of Holders.............................................. 25
SECTION 105.  Notices, Etc., to Trustee, Company and Agent Bank............ 26
SECTION 106.  Notice to Holders; Waiver.................................... 26
SECTION 107.  Effect of Headings and Table of Contents..................... 27
SECTION 108.  Successors and Assigns....................................... 27
SECTION 109.  Separability Clause.......................................... 27
SECTION 110.  Benefits of Indenture........................................ 27
SECTION 111.  Governing Law................................................ 28
SECTION 112.  Legal Holidays............................................... 28
SECTION 113.  Trust Indenture Act Controls................................. 28
SECTION 114.  No Recourse Against Others................................... 28
SECTION 115.  Counterparts................................................. 29

                                  ARTICLE TWO

                                  NOTE FORMS

SECTION 201.  Forms Generally.............................................. 29
SECTION 202.  Form of Trustee's Certificate of Authentication.............. 30
SECTION 203.  Restrictive Legends.......................................... 31
SECTION 204.  Form of Certificate to Be Delivered After the Offshore
                  Note Exchange Date....................................... 33

                                 ARTICLE THREE

                                   THE NOTES

SECTION 301.  Amount.................................................. 34
SECTION 302.  Denominations........................................... 35
SECTION 303.  Execution, Authentication, Delivery and Dating.......... 35
SECTION 304.  Temporary Notes......................................... 36
SECTION 305.  Registration, Registration of Transfer and Exchange..... 37
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes............. 38
SECTION 307.  Payment of Interest; Interest Rights Preserved.......... 39
SECTION 308.  Persons Deemed Owners................................... 40
SECTION 309.  Cancellation............................................ 40
SECTION 310.  Computation of Interest................................. 41
SECTION 311.  Book-Entry Provisions for Global Notes.................. 41
SECTION 312.  Transfer Provisions..................................... 42
SECTION 313.  Form of Accredited Investor Certificate................. 51
SECTION 314.  Form of Regulation S Certificate........................ 54
SECTION 315.  Form of Rule 144A Certificate........................... 56
SECTION 316.  CUSIP Numbers........................................... 57

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture................. 57
SECTION 402.  Application of Trust Money.............................. 58

                                 ARTICLE FIVE

                                   REMEDIES

SECTION 501.  Events of Default....................................... 59
SECTION 502.  Acceleration of Maturity; Rescission and Annulment...... 61
SECTION 503.  Collection of Indebtedness and Suits for Enforcement
                  by Trustee.......................................... 61
SECTION 504.  Trustee May File Proofs of Claim........................ 62
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.. 63
SECTION 506.  Application of Money Collected.......................... 63
SECTION 507.  Limitation on Suits..................................... 64
SECTION 508.  Unconditional Right of Holders to Receive Principal,
                  Premium and Interest................................ 65

                                      vi

SECTION 509.  Restoration of Rights and Remedies............................. 65
SECTION 510.  Rights and Remedies Cumulative................................. 65
SECTION 511.  Delay or Omission Not Waiver................................... 65
SECTION 512.  Control by Holders............................................. 66
SECTION 513.  Waiver of Past Defaults........................................ 66
SECTION 514.  Waiver of Stay or Extension Laws............................... 67

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities............................ 67
SECTION 602.  Notice of Defaults............................................. 68
SECTION 603.  Certain Rights of Trustee...................................... 69
SECTION 604.  Trustee Not Responsible for Recitals or Issuance of Notes...... 70
SECTION 605.  May Hold Notes................................................. 71
SECTION 606.  Money Held in Trust............................................ 71
SECTION 607.  Compensation and Reimbursement................................. 71
SECTION 608.  Corporate Trustee Required; Eligibility........................ 72
SECTION 609.  Resignation and Removal; Appointment of Successor.............. 72
SECTION 610.  Acceptance of Appointment by Successor......................... 74
SECTION 611.  Merger, Conversion, Consolidation or Succession to Business.... 74
SECTION 612.  Appointment of Authenticating Agent............................ 75

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses................. 77
SECTION 702.  Disclosure of Names and Addresses of Holders................... 77
SECTION 703.  Reports by Trustee............................................. 77

                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms........... 78
SECTION 802.  Successor Substituted.......................................... 78

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders............. 79
SECTION 902.  Supplemental Indentures with Consent of Holders................ 80
SECTION 903.  Execution of Supplemental Indentures........................... 80
SECTION 904.  Effect of Supplemental Indentures.............................. 80
SECTION 905.  Conformity with Trust Indenture Act............................ 81
SECTION 906.  Reference in Notes to Supplemental Indentures.................. 81
SECTION 907.  Notice of Supplemental Indentures.............................. 81
SECTION 908.  Effect on Senior Indebtedness.................................. 81

                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium, If Any, and Interest........... 81
SECTION 1002.  Maintenance of Office or Agency............................... 82
SECTION 1003.  Money for Notes Payments to Be Held in Trust.................. 82
SECTION 1004.  Corporate Existence........................................... 84
SECTION 1005.  Payment of Taxes and Other Claims............................. 84
SECTION 1006.  Maintenance of Properties..................................... 84
SECTION 1007.  Statement by Officers as to Default........................... 85
SECTION 1008.  Limitation on Indebtedness.................................... 85
SECTION 1009.  Limitation on Restricted Payments............................. 88
SECTION 1010.  Limitation on Issuance and Sale of Capital Stock of
                   Restricted Subsidiaries................................... 91
SECTION 1011.  Limitation on Transactions with Shareholders and Affiliates... 91
SECTION 1012.  Limitation on Liens........................................... 92
SECTION 1013.  Purchase of Notes upon Change in Control...................... 92
SECTION 1014.  Limitation on Sale of Assets.................................. 93
SECTION 1015.  Limitations on Issuances of Guarantees by Restricted
                   Subsidiaries.............................................. 94
SECTION 1016.  Limitation on Dividend and Other Payment Restrictions
                   Affecting Restricted Subsidiaries......................... 95
SECTION 1017.  [Intentionally Omitted]....................................... 96
SECTION 1018.  Limitation on Senior Subordinated Indebtedness................ 96
SECTION 1019.  [Intentionally Omitted]....................................... 96
SECTION 1020.  Reports....................................................... 96
SECTION 1021.  Waiver of Certain Covenants................................... 97

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

SECTION 1101.  Redemption...................................................  97
SECTION 1102.  Applicability of Article.....................................  97
SECTION 1103.  Election to Redeem; Notice to Trustee........................  98
SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.................  98
SECTION 1105.  Notice of Redemption.........................................  98
SECTION 1106.  Deposit of Redemption Price..................................  99
SECTION 1107.  Notes Payable on Redemption Date............................. 100
SECTION 1108.  Notes Redeemed in Part....................................... 100

                                ARTICLE TWELVE

                            SUBORDINATION OF NOTES

SECTION 1201.  Notes Subordinate to Senior Indebtedness..................... 101
SECTION 1202.  Payment over of Proceeds upon Dissolution, etc............... 101
SECTION 1203.  Suspension of Payment When Designated Senior Indebtedness
                  in Default................................................ 103
SECTION 1204.  Payment Permitted If No Default.............................. 104
SECTION 1205.  Subrogation to Rights of Holders of Senior Indebtedness...... 104
SECTION 1206.  Provisions Solely to Define Relative Rights.................. 105
SECTION 1207.  Trustee to Effectuate Subordination.......................... 105
SECTION 1208.  No Waiver of Subordination Provisions........................ 105
SECTION 1209.  Notice to Trustee............................................ 106
SECTION 1210.  Reliance on Judicial Order or Certificate of Liquidating
                  Agent..................................................... 107
SECTION 1211.  Trustee's Relation to Senior Indebtedness.................... 107
SECTION 1212.  Article Applicable to Paying Agents.......................... 108
SECTION 1213.  No Suspension of Remedies.................................... 108
SECTION 1214.  Trust Moneys Not Subordinated................................ 108
SECTION 1215.  Consent of Holders of Senior Indebtedness Under the
                  Credit Agreement.......................................... 108

                               ARTICLE THIRTEEN

                            [INTENTIONALLY OMITTED]

                               ARTICLE FOURTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.  Company's Option to Effect Defeasance or Covenant
                 Defeasance................................................. 109
SECTION 1402.  Defeasance and Discharge..................................... 109
SECTION 1403.  Covenant Defeasance.......................................... 112
SECTION 1404.  [Intentionally Omitted]...................................... 113
SECTION 1405.  Deposited Money and Government Obligations to Be Held
                  in Trust; Other Miscellaneous Provisions.................. 113
SECTION 1406.  Reinstatement................................................ 114




EXHIBIT A -    Form of Note

          INDENTURE, dated as of April 21, 1998, among OSCAR I CORPORATION (which is expected to be renamed United Artists Theatre Company), a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 9110 E. Nichols Avenue, Suite 200, Englewood, Colorado 80112-3405, and STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A., a National Banking Association, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of and issuance of its 9 3/4% Senior Subordinated Notes due 2008 (the "Initial Notes"), and its 9 3/4% Series B Senior Subordinated Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

          All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

           SECTION 101.  Definitions.
                         -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent Bank" means Bank of America National Trust and Savings Association in its capacity as administrative agent under the Credit Agreement and any future or successor or replacement administrative agent under the Credit Agreement.

     "Agent Members" has the meaning specified in Section 311.

     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 1009, (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $500,000 in any transaction or series of related transactions, (d) sales, transfers or other dispositions of theatres which are determined in good faith by the Board of Directors to be nonstrategic and underperforming ("Underperforming Theatres") for consideration at least equal to the fair market value of the Underperforming Theatre disposed of, (e) sales, transfers or other dispositions of Temporary Cash Investments in the ordinary course of business for consideration at least equal to the fair market value of the Temporary Cash Investments disposed of or
(f) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (B) of the Section 1014.

     "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee of such board.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

      "cash equivalents" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time-deposit accounts, certificates of deposit and money-market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (vi) overnight and demand deposits in a bank or trust company meeting the qualifications described in clause (ii) above.

     "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Permitted Holders becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than a majority of the total voting power of the Voting Stock of the Company on a fully diluted basis; (ii) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (a) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (x) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (y) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the surviving or transferee corporation) in an amount that could be paid by the Company as a Restricted Payment as described under Section 1009 and (b) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the ultimate "beneficial owner" directly or indirectly, of more than a majority of the total outstanding Voting Stock of the surviving or transferee corporation; or (iii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved (x) by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or (y) in writing by the Permitted Holders) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether outstanding on the Issuance Date or issued after the Issuance Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company's Preferred Stock" shall mean the Preferred Stock of the Company outstanding on the date hereof and accrued dividends thereon.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated EBITDA" means, for any period, the operating income of the Company and its Restricted Subsidiaries for such period plus, to the extent such amount was deducted in calculating such operating income (i) Consolidated Interest Expense, (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing such operating income, less all non-cash items increasing such operating income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, (a) Consolidated EBITDA shall not include (x) the operating income (or operating loss) of any Person that is not a Restricted Subsidiary, except (I) with respect to operating income, to the extent the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (II) with respect to operating losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period; (y) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 1009 (and in such case, except to the extent includable pursuant to clause (x) above), the operating income (or operating loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; and
(z) the operating income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such operating income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; and (b) Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) (I) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 1009, by any amount paid (but only to the extent not accrued in a prior period) or accrued as dividends on preferred stock of the Company (other than dividends payable in Capital Stock (other than Disqualified Stock) and other than dividends accruing on the Company's Preferred Stock) or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries and (II) if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, by an amount equal to (A) the amount of the operating income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (i) the sum of Consolidated EBITDA for such period to (ii) the Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and the aggregate amount of interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period (other than Capitalized Lease Obligations paid during such period if such obligations were accrued in a prior period); excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the operating income of such Restricted Subsidiary is excluded in the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof (but only in the same proportion as the operating income of such Restricted Subsidiary is excluded from the calculation of Consolidated EBITDA pursuant to clause (z) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the Transactions, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Consolidated Leverage Ratio" means, on any Determination Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Determination Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent fiscal quarter for which financial statements of the Company have been filed with the Commission pursuant to Section 1020 (such fiscal quarter being the "Quarter"), multiplied by four; provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Determination Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Quarter through the Determination Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the full fiscal quarter immediately preceding the Determination Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "Corporate Trust Office" means a corporate trust office of the Trustee which office on the date of execution of this Indenture is located at 61 Broadway, 15/th/ Floor, Corporate Trust Window, New York, New York 10006.

     "corporation" includes corporations, associations, companies and business trusts.

     "Credit Agreement" means the credit agreement dated as of April 21, 1998, among the Company, the several lenders parties thereto, Banc of America National Trust and Savings Association, as Administrative Agent, BankBoston, NA, as Documentation Agent, NationsBank of Texas, N.A., as syndication agent and Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc., as co-syndication agents, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement, in each case as such credit agreement or such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced, replaced or otherwise modified from time to time; provided that, for purposes of the provisions of Article Twelve, with respect to any agreement providing for the refinancing or replacement of Indebtedness under the Credit Agreement, such agreement shall be the Credit Agreement under the Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is (together with the aforementioned related agreements, instruments and documents) the Credit Agreement under the Indenture.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Designated Senior Indebtedness" means the Indebtedness specified in clause (i) of the definition of Senior Indebtedness and any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Issuer, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Determination Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1013 and Section 1014 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 1013 and Section 1014.

     "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

     "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Floating Rate Notes" means the $50,000,000 aggregate principal amount Floating Rate Senior Subordinated Notes due 2007 of the Company to be issued on the Issue Date.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any fees, expenses or goodwill incurred in connection with the Transactions, (ii) losses incurred for the early extinguishment of debt in connection with the Transactions and (iii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Notes" has the meaning set forth in Section 201.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder" means the Person in whose name a Note is registered in the Note Register.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion in value of non-interest bearing or other discount Indebtedness shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all Capitalized Lease Obligations,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any non-interest bearing or other discount Indebtedness is the principal amount of such Indebtedness at such time that would be shown on the balance sheet of such Person prepared in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Initial Notes" has the meaning specified in the recitals to this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or lessors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and negotiable instruments held for collection) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 1010; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and Section 1009, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, and the fair market value of the outstanding Investments in any Person other than an Unrestricted Subsidiary that thereafter becomes a Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary, shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "Issuance Date" or "Closing Date" means the date of the Indenture, which will be the date on which the Notes are originally issued under the Indenture.

     "Junior Securities" means (i) Capital Stock of the Company (other than any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part), (ii) securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Notes to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or
(iii) any securities of the Company provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Majority Owned Subsidiary" means any corporation, association or other business entity that is not a Subsidiary of the Company but of which 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by the Company or one or more of its Restricted Subsidiaries as of the Issue Date.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "ML Funds" means Merrill Lynch Capital Appreciation Partnership No. B-XIX, L.P., Merrill Lynch Capital Appreciation Partnership No. B-XX, L.P., Roman Nineteen Offshore Fund Holdings N.V., MLCP Associates L.P. No. II, ML IBK Positions, Inc., and Merrill Lynch KECALP L.P. 1991 and any Affiliates of the foregoing and any of their respective successors.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means (i) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

     "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not validly tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;
(v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall
(i) accept for payment on a pro rata basis Notes or portions thereof validly tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Offshore Global Note" has the meaning set forth in Section 201.

     "Offshore Note Exchange Date" has the meaning set forth in Section 201.

     "Offshore Physical Note" has the meaning set forth in Section 201.

     "Opinion of Counsel" means a written opinion of legal counsel, which and who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

     "Pari Passu Indebtedness" means (a) the Floating Rate Notes and (b) any other Indebtedness that ranks pari passu in right of payment to the Notes.

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any,
on) or interest on any Notes on behalf of the Company.

     "Payment Blockage Period" has the meaning specified in Section 1203.

     "Payment Default" means any default in the payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, or premium, if any, or interest on Designated Senior Indebtedness.

     "Permitted Holders" means any of the ML Funds or any of their respective Affiliates.

     "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Majority Owned Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) loans or advances to officers and employees of the Company and its Restricted Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans or advances outstanding at any time shall not exceed $1 million; (v) Investments in Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates; (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed $25 million; (vii) Investments received in consideration for sales of Underperforming Theatres; (viii) stock, obligations or securities received in satisfaction of judgments or in settlement of debts owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business, received pursuant to any plan of reorganization or similar arrangement in satisfaction of liabilities owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business or received upon the foreclosure or enforcement of a Lien in favor of the Company or any Restricted Subsidiary that arose in the ordinary course of business and (ix) non-cash proceeds of Asset Sales conducted in accordance with the provisions of
Section 1014.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means the office or agency maintained by the Company where the principal of (and premium, if any, on) and interest on the Notes are payable as specified in Section 1002.

     "Predecessor Note" of any particular Note, means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issuance Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Private Placement Legend" has the meaning set forth in Section 203.

     "Public Equity Offering" means an underwritten primary public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement under the Securities Act.

     "purchase money obligations" means, with respect to any Person, obligations, other than Capitalized Lease Obligations, incurred or assumed in the ordinary course of business in connection with the purchase of property to be used in the business of such Person within 90 days of such purchase, provided that the amount of any purchase money obligation shall not exceed the purchase price of the property purchased.

     "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

     "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of April 21, 1998, among the Company and the Holders of Initial Notes.

     "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

     "Regular Record Date" has the meaning specified in Section 301.

     "Regulation S" means Regulation S under the Securities Act.

     "Representative" means (i) with respect to the Credit Agreement, the Agent Bank and (ii) with respect to any other Senior Indebtedness, the indenture trustee or other trustee, agent or representative for the holders of such Senior Indebtedness.

     "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard and Poor's Ratings Services and its successors.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Indebtedness" means the following obligations of the Company, whether outstanding on the Closing Date or thereafter Incurred: (i) all Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) of the Company under the Credit Agreement and (ii) all other Indebtedness and all other monetary obligations of the Company (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company that, when Incurred, was without recourse to the Company, (b) any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company, to the extent not permitted by Section 1008 or Section 1018 (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist for purposes of this clause (c) if the Bank Agent shall have received a representation from an Officer of the Company to the effect that the issuance of such Indebtedness does not violate Section 1008 or Section 1018), (d) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (e) any liability for taxes owed or owing by the Company or (f) any Trade Payables. Senior Indebtedness will also include interest accruing on or after, or which would accrue but for, events of bankruptcy of the Company and its respective Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under bankruptcy law.

     "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes or the Floating Rate Notes payable pursuant to the terms of the Notes or the Floating Rate Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or the Floating Rate Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes or the Floating Rate Notes.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Special Record Date" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time-deposit accounts, certificates of deposit and money-market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's and (vi) overnight and demand deposits in a bank or trust company meeting the qualifications described in clause (ii) above.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors (including film payables) created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in
Section 905.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

     "UATC" means United Artists Theatre Circuit, Inc., a wholly owned subsidiary of the Company.

     "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 1009 and (C), if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 1008 and Section 1009. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Global Note" has the meaning set forth in Section 201.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "U.S. Physical Note" has the meaning set forth in Section 201.

     "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

           SECTION 102.  Compliance Certificates and Opinions.
                         ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor on the Notes (if applicable) shall, at the request of the Trustee, furnish to the Trustee an Officers' Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, at the request of the Trustee, an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this

Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section
1007) shall include:

          (1) a statement that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such individual or such firm, such covenant or condition has been complied with.

           SECTION 103.  Form of Documents Delivered to Trustee.
                         --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or any other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company or any other obligor on the Notes.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

           SECTION 104.  Acts of Holders.
                         ---------------

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

           (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

           (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

           SECTION 105.  Notices, Etc., to Trustee, Company and Agent Bank.
                         -------------------------------------------------

           Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (1) the Trustee by any Holder or by the Company or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, or

           (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at the address of its principal office, for the attention of the Chief Financial Officer, specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, or

           (3) the Agent Bank by the Company, the Trustee or any Holder shall be sufficient for any purpose hereunder if made, given, furnished or delivered in writing to or with the Agent Bank addressed to it as set forth in the Credit Agreement, or at any other address previously furnished in writing to the Company and the Trustee by the Agent Bank.

           SECTION 106.  Notice to Holders; Waiver.
                         -------------------------

           Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

          In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.
                        -------------

          This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

          SECTION 113.  Trust Indenture Act Controls.
                        ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the imposed duties shall control.

          SECTION 114.  No Recourse Against Others.
                        --------------------------

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any of the Notes or because of the creation of any Indebtedness represented by this Indenture or the Notes, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person thereof or of any subsidiary guarantor or of any successor person, as such, whether by virtue of any constitution, statute, rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 115.  Counterparts.
                        ------------

          This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE TWO

                                  NOTE FORMS

          SECTION 201.  Forms Generally.
                        ---------------

          The Initial Notes shall be known as the "9 3/4% Senior Subordinated Notes due 2008" and the Exchange Notes shall be known as the "9 3/4% Series B Senior Subordinated Notes due 2008," in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in Exhibit A hereto and in this Article, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

          The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          Initial Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of a single permanent global Note in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of a single temporary global Note in substantially the form set forth in Exhibit A and contain the legends set forth in Section 203 (the "Temporary Offshore Global Note"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 41 days after the date hereof (the "Offshore Note Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Section 204, a single permanent global Note substantially in the form of Exhibit A hereto (the "Permanent Offshore Global Note"; and together with the Temporary Offshore Global Note, the "Offshore Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Note transferred. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided. Initial Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of permanent certificated Notes in substantially the form set forth in Exhibit A containing the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Notes"). or in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes."

          Exchange Notes shall be issued substantially in the form set forth in Exhibit A.

          SECTION 202.  Form of Trustee's Certificate of Authentication.
                        -----------------------------------------------

          Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                     State Street Bank and Trust Company
                                     of Missouri, N.A.,
                                              as Trustee

          Dated: __________         By: ____________________
                                        Authorized Signatory

          SECTION 203.  Restrictive Legends.
                        -------------------

          Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and the Temporary Offshore Global Note shall bear the Private Placement Legend on the face thereof until the Offshore Note Exchange Date and receipt by the Company and the Trustee of a certificate substantially in the form provided in Section 204:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR AND THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO

     OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

           SECTION 204.  Form of Certificate to Be Delivered After the Offshore
                         ------------------------------------------------------
Note Exchange Date.
------------------

                                                        On or after June 1, 1998

State Street Bank and Trust Company
of Missouri, N.A.,
     as Trustee
Corporate Trust Department
Two International Place -- 4/th/ Floor
Boston, Massachusetts 02110

Attention:  ___________________

          Re:  OSCAR I CORPORATION (the "Company")
               9 3/4% Senior Subordinated Notes due 2008 (the "Notes")
               -------------------------------------------------------

Ladies and Gentlemen:

          This letter relates to $_______________ principal amount of Notes represented by the temporary offshore global note certificate (the "Temporary Offshore Global Note"). Pursuant to Section 203 of the Indenture dated as of April 21, 1998 (the "Indenture") relating to the Notes, we hereby certify that
(1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended (the "Regulation S"). [Accordingly, you are hereby requested to exchange the Temporary Offshore Global Note for an unlegended Permanent Offshore Global Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided for in the Indenture.] [Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Offshore Global Note, all in the manner provided by the Indenture.]

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Holder]


                              By: ________________________
                                  Authorized Signature


                              ARTICLE THREE

                                THE NOTES

          SECTION 301.  Amount.
                        ------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $225,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 303, 304, 305, 306, 311, 312, 906, 1013, 1014 or 1108 or pursuant to an Exchange Offer.

          The Initial Notes shall be known and designated as the "9 3/4% Senior Subordinated Notes due 2008" and the Exchange Notes shall be known and designated as the "9 3/4% Series B Senior Subordinated Notes due 2008," in each case, of the Company. The Stated Maturity of the Notes shall be April 15, 2008, and they shall bear interest at the rate of 9 3/4% per annum from April 21, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 15, 1998 and semi-annually thereafter on April 15 and October 15 in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor
Note) is registered at the close of business on the April 1 or October 1 immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the Notes as specified in Section 310 hereof.

          The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account located in the United States maintained by the payee.

          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to
Section 1013. The Notes shall be subject to repurchase pursuant to an Offer to Purchase as provided in Section 1014.

          The Notes shall be redeemable as provided in Article Eleven and in the Notes. The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

          SECTION 302.  Denominations.
                        -------------

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------

          The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer or a Vice President. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          On Company Order, the Trustee shall authenticate for original issue Initial Notes in an aggregate principal amount not to exceed $225,000,000. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $225,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304.  Temporary Notes.
                        ---------------

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denomination or denominations and of a like aggregate principal amount and tenor.

          At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be canceled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 303, 304, 906, 1013, 1014 or 1108 not involving any transfer.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.
                        -------------------------------------------

          If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment; provided, however, that each installment of interest on any Note may at the Company's option be paid (i) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Note Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (the "Special Record Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308.  Persons Deemed Owners.
                        ---------------------

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  Cancellation.
                        ------------

          All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly canceled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that canceled Notes be returned to it.

          SECTION 310.  Computation of Interest.
                        -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  Book-Entry Provisions for Global Notes.
                        --------------------------------------

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in
Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

          SECTION 312.  Transfer Provisions.
                        -------------------

          Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange
Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General.  The provisions of this Section 312 shall apply to all
              -------
     transfers involving any Physical Note and any beneficial interest in any Global Note.

          (b) Certain Definitions.  As used in this Section 312 only, "delivery"
              -------------------
     of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

          As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in
     Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c)  [Intentionally Omitted]

          (d) Deemed Delivery of a Rule 144A Certificate in Certain
              -----------------------------------------------------
     Circumstances. A Rule 144A Certificate, if not actually delivered, will be
     -------------
     deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

          (e)  Procedures and Requirements.
               ---------------------------

               1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

                   (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                       (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
     (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

                       (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                       (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               In any of the cases described in this Section 312(e)(1)(A), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

               (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                      (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
     (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                      (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                      (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global
     Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Temporary Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

               (C) the Temporary Offshore Global Note, and the proposed transferee or transferor, as applicable:

                      (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall
     (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                      (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global

     Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                       (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Temporary Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

               2. If the proposed transfer occurs on or after the Offshore Note Exchange Date and the proposed transferor holds:

                   (A) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                       (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(A)(i) shall apply;

                       (ii) delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply; or

               (iii) delivers a Regulation S Certificate, then the Note Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                       (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                       (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

     In any of the cases described in this Section 312(e)(2)(A)(i), (ii) or
     (iii)(x), the Note Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note, as applicable.

     (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

               (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (d) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply; or

               (ii) delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply; or

               (iii) delivers a Regulation S Certificate, then the Note Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                      (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                      (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

     (C) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable :

               (i) delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

               (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

               (iii) does not make a request covered by Section 312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

     In any of the cases described in this Section 312(e)(2)(C), the Note Registrar shall deliver to the transferor a new Offshore Physical Note in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

     (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

              (i) delivers (or is deemed to have delivered pursuant to clause
     (d) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

              (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

              (iii) does not make a request covered by Section 312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

        (f) Execution, Authentication and Delivery of Physical Notes.  In any
            --------------------------------------------------------
case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Note.

        (g) Certain Additional Terms Applicable to Physical Notes.  Any
            -----------------------------------------------------
transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

        (h) Transfers Not Covered by Section 312(e).  The Note Registrar shall
            ---------------------------------------
effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

        (i) General.  By its acceptance of any Note bearing the Private
            -------
Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

        (j) Private Placement Legend.  Upon the transfer, exchange or
            ------------------------
replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fourth paragraph of Section 201 (with respect to an Offshore Physical Note) or the requested transfer is at least two years after the original issue date of the Initial Note (with respect to any Physical Note), (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Notes are exchanged for Exchange Notes pursuant to an Exchange Offer.

        SECTION 313.  Form of Accredited Investor Certificate.
                      ---------------------------------------

                      Transferee Letter of Representation
                      -----------------------------------

State Street Bank and Trust Company
of Missouri, N.A.,
    as Trustee (the "Trustee")
Corporate Trust Department
Two International Place -- 4/th/ Floor
Boston, Massachusetts 02110

          Attention:  ___________________

Ladies and Gentlemen:

          In connection with our proposed purchase of $_______ aggregate principal amount of the 9 3/4% Senior Subordinated Notes due 2008 (the "Notes") of Oscar I Corporation (the "Company"), we confirm that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand and acknowledge that the Notes have not been registered under the Securities Act, or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale

     Restriction Termination Date") only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) or (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "Trustee") under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is a person or entity as defined in paragraph 1 of this letter and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (d) and (e) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

          3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              Very truly yours,

                              (Name of Purchaser)

                              By: _____________________________

                              Date: ___________________________

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:


          NAME             ADDRESS            TAXPAYER ID NUMBER
          ----             -------            ------------------


Date of this Certificate:  _________ __, 199_

          SECTION 314.  Form of Regulation S Certificate.
                        --------------------------------

                            Regulation S Certificate
                            ------------------------

To:  State Street Bank and Trust Company
     of Missouri, N.A.,
          as Trustee (the "Trustee")
     Corporate Trust Department
     Two International Place -- 4/th/ Floor
     Boston, Massachusetts 02110

     Attention:     ____________________

     Re:  Oscar I Corporation (the "Company")
          9 3/4% Senior Subordinated Notes due 2008 (the "Notes")
          -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

          1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

          2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

          3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

          4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, dated as of April 21, 1998, among the Company and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [NAME OF SELLER]


                              By:__________________________
                                 Name:
                                 Title:
                                 Address:

Date of this Certificate:  __________ __, 199_

          SECTION 315.  Form of Rule 144A Certificate.
                        -----------------------------

                             Rule 144A Certificate
                             ---------------------

To:  State Street Bank and Trust Company
     of Missouri, N.A.,
         as Trustee (the "Trustee")
     Corporate Trust Department
     Two International Place -- 4/th/ Floor
     Boston, Massachusetts 02110

     Attention:     _______________________

     Re:  Oscar I Corporation (the "Company")
          9 3/4% Senior Subordinated Notes due 2008 (the "Notes")
          -------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $_____ aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

          You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [NAME OF PURCHASER]


                              By:__________________________
                                 Name:
                                 Title:
                                 Address:

Date of this Certificate:  __________ __, 199_

          SECTION 316.  CUSIP Numbers.
                        -------------

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                 ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall, upon Company Request, cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)  have become due and payable,

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company is a party or by which it is bound;

          (3) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

          (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 612 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying

Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article Twelve;

          (2) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article Twelve;

          (3) default in the performance or breach of the provisions of Article Eight or the failure to make or consummate an Offer to Purchase in accordance with Section 1013 or Section 1014;

          (4) default in the performance or breach of any covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (1),

     (2) or (3) of this Section) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Outstanding Notes;

          (5) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereinafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (6) any final judgment or order (to the extent not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid, discharged or vacated, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate principal amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (7) a court having competent jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (8) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

          (9) the Company fails to redeem all of the Company's Preferred Stock within 60 days after the Closing Date; or

          (10) UATC fails to redeem the Senior Secured Notes within 60 days after the Closing Date.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 501 that occurs with respect to the Company) occurs and is continuing under this Indenture, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be immediately due and payable. Upon a declaration of acceleration (an "Acceleration Notice"), such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such declaration shall not become effective until the earlier of (A) an acceleration of the Indebtedness under the Credit Agreement and (ii) five (5) Business Days after receipt by the Company and the Agent Bank of such Acceleration Notice. In the event of a declaration of acceleration because of an Event of Default set forth in clause (5) of Section 501 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 501 be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 501 above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the recission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          The Company covenants that if

          (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company (in accordance with the applicable Note Guarantee) or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                        ------------------------------------------------------

          All rights of action and claims under this Indenture, the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First:  To the payment of all amounts due the Trustee under Section
          -----
     607;

          Second:  To the payment of the amounts then due and unpaid for
          ------
     principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

          Third:  The balance, if any, to the Person or Persons entitled
          -----
     thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

          SECTION 507.  Limitation on Suits.
                        -------------------

          A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

          (1) the Holder gives the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and during such 60-day period, the Holders of a majority in aggregate principal amount of the Outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

The limitations in clauses (1) through (4) above do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to being suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

           SECTION 508.  Unconditional Right of Holders to Receive Principal,
                         ----------------------------------------------------
Premium and Interest.
--------------------

           Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any, on) and (subject to Section
307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

           SECTION 509.  Restoration of Rights and Remedies.
                         ----------------------------------

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any other obligor on the Notes, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

           SECTION 510.  Rights and Remedies Cumulative.
                         ------------------------------

           Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           SECTION 511.  Delay or Omission Not Waiver.
                         ----------------------------

           No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          The Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the Trustee may refuse to following any direction that

          (1) conflicts with law or this Indenture,

          (2) may involve the Trustee in personal liability, or

          (3) the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and the Trustee may take other action it deems proper that is not inconsistent with any direction received from Holders of Notes.

          SECTION 513.  Waiver of Past Defaults.
                        -----------------------

          Subject to Sections 508, 902 and the last paragraph of Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences under this Indenture, except a default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Note Guarantees; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

          Each of the Company and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601.  Certain Duties and Responsibilities.
                        -----------------------------------

          (a) Except during the continuance of a Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case a Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
                                       ------

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 602.  Notice of Defaults.
                        ------------------

          Within ten days after the earlier of receipt from the Company of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 603.  Certain Rights of Trustee.
                        -------------------------

          Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

          (4) before the Trustee acts or refrains from acting, the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (9) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

          (10) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty; and

          (11) except for a default under Sections 501(1) or (2) hereof, or any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 604.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
Notes.
-----

          The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 605.  May Hold Notes.
                        --------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

          SECTION 606.  Money Held in Trust.
                        -------------------

          All money received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 607.  Compensation and Reimbursement.
                        ------------------------------

          The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or Section 501(9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation of the Trustee for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          SECTION 608.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and which shall have an office in The City of New York, and shall have or be wholly owned by an entity having a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 609.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

          (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by
Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint
a successor Trustee.   If, within one year after such resignation, removal or
incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the

Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

          SECTION 610.  Acceptance of Appointment by Successor.
                        --------------------------------------

          (a) Each successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

          SECTION 611.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for, the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 612.  Appointment of Authenticating Agent.
                        -----------------------------------

          At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section
106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

          If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                              STATE STREET BANK AND TRUST COMPANY
                              OF MISSOURI, N.A.,
                                 as Trustee

                              By:  __________________________
                                   as Authenticating Agent

                              By:  __________________________
                                   Authorized Officer

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701.  Company to Furnish Trustee Names and Addresses.
                        ----------------------------------------------

          The Company will furnish or cause to be furnished to the Trustee

          (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

          SECTION 702.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 703.  Reports by Trustee.
                        ------------------
          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes (with a copy to the Company at the Place of Payment), in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.
                        ----------------------------------------------------

          The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under clause (i) of the first paragraph of subsection (a) of Section 1008; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Sections 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor had been named as the Company herein. When a successor assumes all the obligations of its predecessor hereunder or the Notes, the predecessor shall be released from all obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor contained herein and in the Notes in accordance with Article Eight;

          (2) to add to the covenants of the Company or any other obligor upon the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Company or any other obligor on the Notes, as applicable, herein, in the Notes;

          (3) to cure any ambiguity, or to correct or supplement any provision herein or in the Notes which may be defective or inconsistent with any other provision herein or in the Notes or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (5) to evidence and provide for the acceptance of the appointment of a successor Trustee under this Indenture; or

          (6) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders, (ii) reduce the principal amount of, or premium, if any, or interest on, any Note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption
Date) of any Note, (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture, (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (vii) modify the subordination provisions in a manner adverse to the Holders, (viii) amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with Section 1014 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with
Section 1013, including, in each case, amending, changing or modifying any definition relating thereto in any manner materially adverse to the holders of the Notes affected thereby, or (ix) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.
                        ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

          SECTION 908.  Effect on Senior Indebtedness.
                        -----------------------------

          No supplemental indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Twelve of this Indenture without the consent of such holders affected thereby.

                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001.  Payment of Principal, Premium, If Any, and Interest.
                         ---------------------------------------------------

          The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment (the "Place of Payment"), where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby designates its offices at 61 Broadway, 15/th/ Floor, Corporate Trust Window, New York, New York 10006 as the Place of Payment.

          The Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Place of Payment. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive such respective presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003.  Money for Notes Payments to Be Held in Trust.
                         --------------------------------------------

          If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (and premium, if any) or interest on the Notes; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that, subject to the other provisions of this Indenture, the Company shall not be required to preserve any such existence (except the Company), right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

          SECTION 1006.  Maintenance of Properties.
                         -------------------------

          The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

           SECTION 1007.  Statement by Officers as to Default.
                          -----------------------------------

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under the Indenture during the preceding fiscal year under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that the Company during the preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during the year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. For purposes of this Section 1007(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10,000,000), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1008.  Limitation on Indebtedness.
                         --------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date, including Acquired Indebtedness at United Artists Realty Company and United Artists Properties I Corp.); provided that the Company may Incur Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness, if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) the Consolidated Leverage Ratio would be less than 6:1 and (ii) the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness for which internal financial statements are available, taken as one period (and after giving pro forma effect to (A) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (B) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (C) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period), would have been at least equal to 1.75 to 1.0.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:
(i) Indebtedness under the Credit Agreement in an aggregate principal amount outstanding at any time not to exceed $450 million, less any amount of such Indebtedness permanently repaid as provided under Section 1014 and less any Indebtedness Incurred in reliance on clause (ix) below; (ii) Indebtedness owed
(A) to the Company or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);
(iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than the Prop I Mortgage Notes and Indebtedness Incurred under clause (i), (ii), (iv), (vi) or
(viii) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, prepayment penalties, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company (other than Indebtedness in the form of a Guarantee of Indebtedness of a Restricted Subsidiary permitted to be incurred by such Subsidiary, which

Guarantee is released upon a subsequent refinancing of such Subsidiary's Indebtedness) be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii); (iv) Indebtedness (A) in respect of performance, bid, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or bid or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as described below under Section 1402; (vi) Guarantees of the Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with
Section 1015; (vii) Indebtedness represented by Capitalized Leases, mortgage financings or purchase money obligations Incurred to finance all or any part of the purchase price or cost of construction or improvement of property in an aggregate principal amount outstanding at any time (together with any refinancings thereof) not to exceed $25 million; (viii) Indebtedness (in addition to Indebtedness permitted under clauses (i) through (vii) above and clause (ix) below) (A) of the Company in an aggregate principal amount outstanding at any time not to exceed $50 million and (B) of the Company or any Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $15 million, and (ix) Indebtedness Incurred to extend, renew, refinance or replace any Indebtedness in respect of the Prop I Mortgage Notes outstanding on the Closing Date or any Indebtedness Incurred to extend, renew, refinance or replace any such Indebtedness so Incurred (including successive extensions, renewals, refinancings and replacements thereof).

          (b) Notwithstanding any other provision of this Section 1008, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 1008 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 1008, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of subsection (a) of this

Section 1008, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 1012 shall not be treated as Indebtedness. For purposes of determining compliance with this
Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify (and from time to time may reclassify) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

           SECTION 1009.  Limitation on Restricted Payments.
                          ---------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than with respect to the Capital Stock of an Unrestricted Subsidiary, Permitted Investments) or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary in which no Affiliate of the Company (other than the Company or any Restricted Subsidiary) or holder of 5% or more of the aggregate value of the Capital Stock of the Company has an interest) or any holder (or any Affiliate (other than a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary in which no Affiliate of the Company (other than the Company or any Restricted Subsidiary) or holder of 5% or more of the aggregate value of the Capital Stock of the Company has an interest) of such holder) of 5% or more of the aggregate value of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of subsection (a) of this Section 1008 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) Consolidated EBITDA accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Determination Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 1020 less two times Consolidated Interest Expense for such period, plus (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by the Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The foregoing provision shall not be violated by reason of: (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of
Section 1008; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) Investments acquired as a capital contribution to or in exchange for Capital Stock (other than Disqualified Stock) of the Company; (vii) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering, of up to 6% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; (viii) the purchase, redemption, retirement or other acquisition for value of shares of Capital Stock of the Company, options to purchase such shares or Indebtedness of the Company that is subordinated in right of payment to the Notes issued in exchange for any of the foregoing or issued in lieu of cash interest thereon (the "Junior Notes"), held by directors, employees, or former directors or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon their death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock, options or Junior Notes were issued; provided that the aggregate consideration paid (other than in the form of Junior Notes) for such purchase, redemption, retirement or other acquisition for value of such shares of Capital Stock, options or Junior Notes after the Closing Date does not exceed $2 million in any fiscal year, plus the aggregate Net Cash Proceeds received by the Company from the reissuance of such shares during such fiscal year or $10 million in the aggregate, plus the aggregate Net Cash Proceeds received by the Company from the reissuance of such shares (unless such repurchases are made with the proceeds of insurance policies and the shares of Capital Stock are repurchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries); or
(ix) the redemption or other acquisition of the Company's Preferred Stock; provided that, except in the case of clauses (i), (iii) and (ix), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) and (ix) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) or (viii) shall be included in calculating whether the conditions of clause (C) of subsection (a) of this Section 1009 have been met with respect to any subsequent Restricted Payments; provided that the payment of any dividend or other distribution shall not be included in calculating whether the conditions of clause (C) of subsection (a) of this Section 1009 have been met if the declarations of such dividend or other distribution has been included in such calculation. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of subsection (a) this
Section 1009 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

           SECTION 1010.  Limitation on Issuance and Sale of Capital Stock of
                          ---------------------------------------------------
Restricted Subsidiaries.
-----------------------

           The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 1009 if made on the date of such issuance or sale; or
(iv) sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, from any such sale under this clause (iv) in accordance with clause (A) or (B) of Section 1014.

           SECTION 1011.  Limitation on Transactions with Shareholders and
                          ------------------------------------------------
Affiliates.
----------

           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of the aggregate value of the Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

           The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) the payment of fees to Merrill Lynch or any of its Affiliates for consulting, investment banking or financial advisory services rendered by such Person to the Company or any of its Subsidiaries; (vi) loans or advances to officers and employees of the Company and its

Restricted Subsidiaries made in the ordinary course of business; provided that the aggregate amount of such loans or advances outstanding at any time shall not exceed $1 million; (vii) any Restricted Payments not prohibited by Section 1009 or (viii) transactions pursuant to agreements in effect on the Closing Date that are referred to in the Company's filings with the Commission. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of Section 1011 and not covered by clauses (ii) through (viii) of this paragraph, the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause
(i)(A) or (B) above.

           SECTION 1012.  Limitation on Liens.
                          -------------------

           The Company shall not Incur any Indebtedness secured by a Lien ("Secured Indebtedness") which is not Senior Indebtedness (or Indebtedness that would constitute Senior Indebtedness except that it is without recourse to the Company) unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

           SECTION 1013.  Purchase of Notes upon Change in Control.
                          ----------------------------------------

           (a) If a Change in Control shall occur at any time, the Company must commence and consummate an Offer to Purchase for all Notes then Outstanding, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the procedures described below and otherwise set forth in this Indenture.

           (b) Within 30 days following any Change in Control, the Company shall notify the Trustee thereof and give written notice of such Offer to Purchase to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the Note Register, stating, among other things, (i) the Change in Control Purchase Price and the Change in Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 75 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Company defaults in the payment of the Change in Control Purchase Price, any Notes accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Change in Control Purchase Date; (iv) that Holders electing to have any Notes purchased pursuant to an Offer to Purchase shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date; (v) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (vi) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; (vii) the instructions that the Holders of Notes must follow in order to tender their Notes; and (viii) the circumstances and relevant facts regarding such Change in Control.

          (c) The Company will comply with any tender offer rules under the Exchange Act, including Rule 14e-1, in connection with any Offer to Purchase.
To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

          (d) The Company will not be required to make an Offer to Purchase pursuant to this Section 1013 if a third party makes an Offer to Purchase in compliance with this Section 1013 and repurchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

          SECTION 1014.  Limitation on Sale of Assets.
                         ----------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of the Company or any Restricted Subsidiary, provided that the Company or such Subsidiary is irrevocably released from all liability under such Indebtedness. If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may use the Net Cash Proceeds thereof, to (i) within twelve months after the date of such Asset Sale, (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or any Restricted Subsidiary in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 1014. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 1014 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and the Floating Rate Notes (and if required by the terms of any other Pari Passu Indebtedness from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes, Floating Rate Notes and other Pari Passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date. Upon consummation of an Offer to Purchase, any Excess Proceeds subject to such Offer to Purchase remaining after all Notes, Floating Rate Notes and other Pari Passu Indebtedness validly tendered and not withdrawn are purchased by the Company shall no longer constitute "Excess Proceeds" and may be used for general corporate purposes.

          The Company will comply with any tender offer rules under the Exchange Act, including Rule 14e-1, in connection with any Offer to Purchase subject to the provisions of this Section 1014. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

          SECTION 1015.  Limitations on Issuances of Guarantees by Restricted
                         ----------------------------------------------------
Subsidiaries.
------------

          The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until such time as the Notes have been paid in full; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

           Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

           SECTION 1016.  Limitation on Dividend and Other Payment Restrictions
                          -----------------------------------------------------
Affecting Restricted Subsidiaries.
---------------------------------

           The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or (iv) transfer any of its property or assets to the Company.

           The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (iv) in the case of clause (iv) of the first paragraph of this Section 1016, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and the Restricted Subsidiaries, taken as a whole; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if
(A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes. Nothing contained in this Section 1016 shall prevent the Company or any Restricted Subsidiary from
(1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 1012 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

           SECTION 1017. [Intentionally Omitted]

           SECTION 1018.  Limitation on Senior Subordinated Indebtedness.
                          ----------------------------------------------

           The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

           SECTION 1019. [Intentionally Omitted]

           SECTION 1020.  Reports.
                          -------

           At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto (unless the Commission will not accept such a filing, in which case the Company shall provide such documents to the Trustee). The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information;

provided, however, that copies of such reports may omit exhibits, which the Company shall deliver at its cost to any Holder upon request. In addition, at all times prior to the earlier of the date of the Registration and six months after the Closing Date, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act; provided, however, that copies of such reports may omit exhibits, which the Company shall supply at its cost to any Holder upon request. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

           SECTION 1021.  Waiver of Certain Covenants.
                          ---------------------------

           The Company and the Restricted Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 to 1012, inclusive, and Sections 1015, 1016 to 1018, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Restricted Subsidiaries and the duties of the Trustee, as applicable, in respect of any such term, provision or condition shall remain in full force and effect.

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

           SECTION 1101.  Redemption.
                          ----------

           The Notes may or shall be, as the case may be, redeemed, as a whole or from time to time in part, subject to the conditions and the Redemption Prices specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), on the Redemption Date.

           SECTION 1102.  Applicability of Article.
                          ------------------------

           Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with the terms of such Notes and in accordance with this Article Eleven.

           SECTION 1103.  Election to Redeem; Notice to Trustee.
                          -------------------------------------

           The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

           SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.
                          --------------------------------------------

           If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that no Note of $1000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.

           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

           SECTION 1105.  Notice of Redemption.
                          --------------------

           Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 30 days prior to the Redemption Date (or such shorter notice period as shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7)  the name and address of the Paying Agent,

          (8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

          (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

          (10) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

          SECTION 1106.  Deposit of Redemption Price.
                         ---------------------------

          Prior to 10:00 A.M. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107.  Notes Payable on Redemption Date.
                          --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.

          SECTION 1108.  Notes Redeemed in Part.
                         ----------------------

          Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

                                ARTICLE TWELVE

                             SUBORDINATION OF NOTES

          SECTION 1201.  Notes Subordinate to Senior Indebtedness.
                         ----------------------------------------

          The Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article Twelve; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Twelve, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement (including any interest accruing on or after, or which would accrue but for an event specified in paragraphs (7) and (8) of Section 501 of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

          SECTION 1202.  Payment over of Proceeds upon Dissolution, etc.
                         ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshaling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing on or after, or which would accrue but for an event specified in paragraphs (7) and (8) of Sections 501 of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Notes for cash, property or securities (other than any payment in the form of Junior Securities), or any distribution with respect to the Notes of any cash, property or securities (other than any payment in the form of Junior Securities). Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than any payment in the form of Junior Securities), to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this

Article Twelve, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than any payment in the form of Junior Securities), shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by paragraph (a) of this Section 1202 and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Eight of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1202 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Eight of this Indenture.

          SECTION 1203.  Suspension of Payment When Designated Senior
                         --------------------------------------------
Indebtedness in Default.
-----------------------

          (a) No direct or indirect payment by (other than any payment in the form of Junior Securities) or on behalf of the Company of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations under or with respect to any Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the date of receipt of such notice and
------------------------
ending 179 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder at a time when such payment is prohibited by Section 1203(a) or 1203(b) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full in cash or cash equivalents, such payment shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          SECTION 1204.  Payment Permitted If No Default.
                         -------------------------------

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1202 or under the conditions described in Section 1203, from making payments at any time of principal of, and premium, if any, or interest on the Notes.

          SECTION 1205.  Subrogation to Rights of Holders of Senior
                         ------------------------------------------
Indebtedness.
------------

          (a) Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders (equally and ratably with the holders of all Pari Passu Indebtedness of the Company) shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

          SECTION 1206.  Provisions Solely to Define Relative Rights.
                         -------------------------------------------

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

          SECTION 1207.  Trustee to Effectuate Subordination.
                         -----------------------------------

          Each Holder of a Note by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Agent Bank (if the Credit Agreement is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

          SECTION 1208.  No Waiver of Subordination Provisions.
                         -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this

Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the Holders of Senior Indebtedness.

          (b) Without in any way limiting the generality of this Section 1208, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 1209.  Notice to Trustee.
                         -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 1209 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any
Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 1209 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Twelve. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1210.  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
Liquidating Agent.
-----------------

          Upon any payment or distribution of assets or securities referred to in this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

          SECTION 1211.  Trustee's Relation to Senior Indebtedness.
                         -----------------------------------------

          (a) The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 1202(c) and 1203(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

          SECTION 1212. Article Applicable to Paying Agents.
                        -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1212 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          SECTION 1213.  No Suspension of Remedies.
                         -------------------------

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

          SECTION 1214.  Trust Moneys Not Subordinated.
                         -----------------------------

          Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Fourteen by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that, at the time deposited, such deposit did not violate Section 1202 or Section 1203 or any then outstanding Senior Indebtedness), and (subject to the foregoing proviso) none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

          SECTION 1215.  Consent of Holders of Senior Indebtedness Under the
                         ---------------------------------------------------
Credit Agreement.
----------------

          The provisions of this Article Twelve (including the definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Credit Agreement shall have consented (in accordance with the provisions of the Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officer's Certificate stating that such consent has been given.

                               ARTICLE THIRTEEN

                            [INTENTIONALLY OMITTED]



                               ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1401.  Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.
----------

          The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under Section 1403, in accordance with the terms of the Notes and in accordance with this Article.

          SECTION 1402.  Defeasance and Discharge.
                         ------------------------

          The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (1) of this Section 1402, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under
Section 1002, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

          (1) with reference to this Section 1402, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 608 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (1), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (2) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound and is permitted by Article Twelve;

          (3) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (4) the Company shall have delivered to the Trustee (A) either (i) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 1402 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (ii) an Opinion of Counsel to the same effect as the ruling described in clause (i) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and (B) an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (ii) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (5) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (6) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 1402 have been complied with.

          Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (4)(A)(ii) of this Section 1402, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 1402, the Company's obligations in Sections 203, 303, 305, 306, 307, 311, 312, 1001,
1002, 1003, 603, 607, 609, 1405, 1406 and Article Twelve (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in this Section 1402) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 607, 1405 and 1406 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (4)(A) of this Section 1402 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 1001, then the Company's obligations under such Section 1001 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 1402.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 1403.  Covenant Defeasance.
                         -------------------

          The Company may omit to comply with any term, provision or condition set forth in clause (iii) of Section 801 and Sections 1003 through 1020, and clauses (3), (4), (5) and (6) of Section 501 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 1403, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 608) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound and is permitted by Article Twelve;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company,
     (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (z) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Company or any of its Subsidiaries;

          (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 1403 have been complied with.

          SECTION 1404. [Intentionally Omitted]

          SECTION 1405. Deposited Money and Government Obligations to Be Held
                        -----------------------------------------------------
in Trust; Other Miscellaneous Provisions.
----------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Sections 1404 and 1406 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Twelve.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

          Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1406.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                    OSCAR I CORPORATION



                                    By:_________________________________
                                       Name:
                                       Title:



                                    STATE STREET BANK AND TRUST
                                    COMPANY OF MISSOURI, N.A.,
                                      as Trustee



                                    By:_________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A
                                                                       ---------

                                 [FACE OF NOTE]

                              OSCAR I CORPORATION

             9 3/4% [Series B]/1/ Senior Subordinated Note due 2008

No.________                                                 CUSIP No. __________

                                                                    $ __________


          OSCAR I CORPORATION, a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of __________________________________ Dollars ($___________), on
April 15, 2008.

          [Initial]/2/ Interest Rate:       9 3/4% per annum.

          Interest Payment Dates:           April 15 and October 15 of each year
                                            commencing October 15, 1998.

          Regular Record Dates:             April 1 and October 1 of each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.




----------------------
/1/  Include only for Exchange Note.

/2/  Include only for Initial Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:_________                      OSCAR I CORPORATION


                                    By:________________________________
                                       Name:
                                       Title:

               (Form of Trustee's Certificate of Authentication)

          This is one of the 9 3/4% [Series B]/1/ Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.


                                    STATE STREET BANK AND TRUST
                                    COMPANY OF MISSOURI, N.A.,
                                     as Trustee



Dated: __________                   By: ________________________________
                                           Authorized Signatory





-----------------------

/1/  Include only for Exchange Note.

                             [REVERSE SIDE OF NOTE]

                              OSCAR I CORPORATION

             9 3/4% [Series B]/1/ Senior Subordinated Note due 2008


1.   Principal and Interest; Subordination.
     -------------------------------------

          The Company will pay the principal of this Note on April 15, 2008.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 9 3/4% per annum [(subject to adjustment as provided below)]/2/ [except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods]./1/

          Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing October 15, 1998.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 21, 1998, among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 60th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) has not been declared effective on or prior to the 120th calendar day following the date of original issue of the Notes or (c) the Exchange Offer is not consummated or a Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) is not declared effective on or prior to the 150th calendar day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 60-day period in the case of (a) above, following such 120-day period in the case of (b) above or following such 150-day period in the case of
(c) above, which

-------------------

/1/  Include only for Exchange Note.

/2/  Include only for Initial Note.

rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any additional interest continues to accrue; provided that the aggregate increase in such annual interest rate shall in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (c) above, the interest rate borne by this Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the interest rate set forth above; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b) or (c) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]/1/

          Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]/2/ or, if no interest has been paid, from April 21, 1998; provided that, if there is no existing default in the payment of interest and if this
Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

          The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.   Method of Payment.
     -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each April 15 and October 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on the April 1 and October 1 immediately preceding the

-----------------------

/1/  Include only for Initial Note.

/2/  Include only for Exchange Note.

Interest Payment Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after April 15, 2008.

          The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.   Indenture; Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of April 21, 1998 (the "Indenture"), among the Company and State Street Bank and Trust Company of Missouri, N.A., as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are unsecured senior subordinated obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $225,000,000.

5.   Redemption.
     ----------

          Optional Redemption.  The Notes may be redeemed at the option of the
          -------------------
Company, in whole or in part, at any time and from time to time on or after April 15, 2003, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment

Date), if redeemed during the 12-month period commencing April 15 of each of the years set forth below:

                                                   Redemption
         Year                                         Price
         ----                                      ----------
         2003...................................... 104.875%
         2004...................................... 103.250%
         2005...................................... 101.625%
         2006 and thereafter....................... 100.000%

          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to April 15, 2001, the Company may redeem up to 35% of the principal amount of the Notes, with the proceeds received by the Company of one or more Public Equity Offerings with the net proceeds of such offerings, at 109.75% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date); provided, however, that at least $146,250,000 of the original aggregate principal amount of the Notes remains outstanding thereafter. Notice of any such redemption must be given not later than 90 days after the consummation of the Public Equity Offering.

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed by lot or by such other method as the Trustee it its sole discretion shall deem to be fair and appropriate; provided, however, that no Note of $1000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed.

          Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.   Repurchase upon a Change in Control and Asset Sales.
     ---------------------------------------------------

          Upon the occurrence of (a) a Change in Control, the Company must commence and consummate an Offer to Purchase for Notes then outstanding, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.   Persons Deemed Owners.
     ---------------------

          A Holder may be treated as the owner of a Note for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend the Indenture or the Notes to the extent set forth in the Indenture.

12.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Shareholders and Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) sale of Assets;
(viii) issuances of Guarantees by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) other Senior Subordinated Indebtedness; (xi) merger and certain transfers of assets; and
(xii) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Remedies for Events of Default.
     ------------------------------

          If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 501 of the Indenture that occurs with respect to the Company) occurs and is continuing under this Indenture, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on all of the Outstanding Notes to be immediately due and payable. Upon an Acceleration Notice, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided, however, that if there are any amounts outstanding under the Credit Agreement, such declaration shall not become effective until the earlier of (A) an acceleration of the Indebtedness under the Credit Agreement and (ii) five (5) Business Days after receipt by the Company and the Agent Bank of such Acceleration Notice. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 501 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 501 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (7) or (8) of Section 501 of the Indenture occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in aggregate principal amount of the Outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and
(2) the recission would not conflict with any judgment or decree of a court of competent jurisdiction.

          Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. The Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in the exercise of any trust or power in accordance with the terms of the Indenture.

15.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16.  Authentication.
     --------------

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Oscar I Corporation, 9110 E. Nichols Avenue, Suite 200, Englewood, Colorado 80112-3405,
Attention:  Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or April 21, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   Check One
                                   ---------

     (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or
                                       --

     (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 311 and 312 of the Indenture shall have been satisfied.

Date:____________________
                                   _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:_______________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:____________________                   ___________________________________
                                             NOTICE:  To be executed by an
                                                      executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 1013 or Section 1014 of the Indenture, check the Box:  [_].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount (in original principal amount) below:



                     $_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_____________________________

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.